Exhibit 99.1

Contacts:	Ben Moreland, CFO
Jay Brown, Treasurer Crown Castle International Corp.
713-570-3000
FOR IMMEDIATE RELEASE
CROWN CASTLE INTERNATIONAL
REPORTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS
February 6, 2008 — HOUSTON, TEXAS — Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter and year ended December 31, 2007. On January 12, 2007, Global Signal Inc. merged into a subsidiary of Crown Castle (“Merger”). The results of the former subsidiaries of Global Signal Inc. (“Global Signal”) are included in the results from January 12, 2007. These 2007 results are compared to (i) pre-Merger historical results of Crown Castle for prior fiscal periods and (ii) selected pro forma results for the quarter and year ended December 31, 2006, assuming the Merger was completed on January 1, 2006.
“We had an excellent fourth quarter and full year 2007, exceeding our previously provided outlook for site rental gross margin, Adjusted EBITDA and recurring cash flow,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “As I look back on 2007, I am very pleased with our full year results driven by greater than expected cost synergies following our acquisition of Global Signal and strong site rental revenue growth across our entire portfolio of towers. In addition to strong operating results, we have substantially completed all of our integration activities and are on track to finish the few remaining items in the first quarter. I commend our employees for the tremendous job they did in 2007, exceeding our operating targets and successfully integrating Global Signal. I believe that our fully integrated portfolio of towers is well-located to serve our customers, and coupled with the actions we have continued to take to optimize our capital structure, positions us for strong recurring cash flow per share growth in 2008.”
CONSOLIDATED FINANCIAL RESULTS
Site rental revenue for the fourth quarter of 2007 increased $150.9 million, or 80.8%, to $337.5 million from $186.7 million for the same period in the prior year. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased 72.8% to $224.8 million, up $94.7 million in the fourth quarter of 2007 from the same period in 2006. Adjusted EBITDA for the fourth quarter of 2007 increased $92.7 million, or 79.6%, to $209.2 million, up from $116.5 million for the same period in 2006.

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Recurring cash flow, defined as Adjusted EBITDA less interest expense less sustaining capital expenditures, increased from $67.5 million in the fourth quarter of 2006 to $110.9 million for the fourth quarter of 2007, up 64.4%, inclusive of $20.4 million of additional interest expense from $1.3 billion in borrowings in the fourth quarter 2006 and full year 2007 used to reduce potential and actual shares outstanding by 36.9 million shares. Weighted average common shares outstanding increased to 281.7 million for the fourth quarter of 2007, inclusive of the impact from the Merger, from 200.8 million for the same period in the prior year. Recurring cash flow per share, defined as recurring cash flow divided by weighted average common shares outstanding, was $0.39 in the fourth quarter of 2007, inclusive of $0.02 per share of dilution from the previously mentioned borrowings used to reduce potential and actual shares outstanding, compared to $0.34 in the fourth quarter of 2006.
Net loss was $80.2 million for the fourth quarter of 2007, inclusive of a $75.6 million charge to write-down Crown Castle’s investment in FiberTower Corporation, compared to a net loss of $6.3 million for the same period in 2006. Net loss after deduction of dividends on preferred stock was $85.4 million in the fourth quarter of 2007, compared to a loss of $11.5 million for the same period in 2006. Fourth quarter 2007 net loss per share was $0.30, compared to a net loss per share of $0.06 in the fourth quarter of 2006.
Site rental revenue for the full year 2007 increased 84.6% to $1.286 billion, up $589.7 million from $696.7 million for the full year 2006. Site rental gross margin for the full year 2007 increased 74.1% to $843.1 million, up $358.9 million from $484.3 million for the full year 2006. Adjusted EBITDA for the full year 2007 increased $331.2 million, or 77.5%, to $758.6 million, up from $427.4 million for the full year 2006.
Recurring cash flow increased $129.3 million, or 50.5%, from $255.8 million for the full year 2006 to $385.1 million for the full year 2007, inclusive of $76.7 million of additional interest expense from $1.3 billion in borrowings in the fourth quarter 2006 and full year 2007 used to reduce potential and actual shares outstanding by 36.9 million shares. Weighted average common shares outstanding increased to 279.9 million for the full year 2007, inclusive of the impact of the Merger, from 207.2 million for the full year 2006. Recurring cash flow per share was $1.38 in the full year 2007, inclusive of $0.10 per share of dilution from the previously mentioned borrowings used to reduce potential and actual shares outstanding, compared to $1.23 for the full year 2006.

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Net loss was $222.8 million for the full year 2007, inclusive of a $75.6 million charge to write-down Crown Castle’s FiberTower investment and $65.5 million of asset write-down charges primarily related to the Modeo write-down in the third quarter, compared to a net loss of $41.9 million for the full year 2006. Net loss after deduction of dividends on preferred stock was $243.6 million for the full year 2007, compared to a net loss of $62.7 million in the full year 2006. Full year 2007 net loss per share was $0.87 compared to a net loss per share of $0.30 for the full year 2006.
PRO FORMA RESULTS
During the fourth quarter of 2007, Crown Castle benefited from $4.1 million of out of run-rate items in site rental revenue ($4.2 million was included in its fourth quarter 2007 Outlook). During the fourth quarter of 2006, Crown Castle benefited from $8.9 million of out of run-rate items in site rental revenue. Pro forma site rental revenue growth was 8.3%, comparing reported fourth quarter 2007 results to pro forma fourth quarter 2006 results, excluding the out of run-rate items mentioned above. Pro forma site rental gross margin growth was 10.7%, comparing reported fourth quarter 2007 results to pro forma fourth quarter 2006 results. Pro forma site rental revenue growth was 7.9%, comparing pro forma full year 2007 results to pro forma full year 2006 results. Pro forma site rental gross margin growth was 9.5%, comparing pro forma full year 2007 results to pro forma full year 2006 results.
SEGMENT RESULTS
US site rental revenue for the fourth quarter of 2007 increased $143.9 million, or 83.3%, to $316.8 million, compared to fourth quarter 2006 US site rental revenue of $172.8 million. US site rental gross margin increased 75.0% to $210.1 million, up $90.0 million in the fourth quarter of 2007 from the same period in 2006.
Australia site rental revenue for the fourth quarter of 2007 increased $6.9 million, or 49.9%, to $20.8 million, compared to $13.9 million for the fourth quarter of 2006. Australia site rental gross margin for the fourth quarter of 2007 increased $4.7 million, or 46.7%, to $14.7 million, compared to fourth quarter 2006 site rental gross margin of $10.0 million.

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INVESTMENTS AND LIQUIDITY
During the fourth quarter of 2007, Crown Castle invested $108.7 million in capital expenditures comprised of $8.2 million of sustaining capital expenditures and $100.5 million of revenue generating capital expenditures, of which $17.9 million was spent on existing sites, $35.0 million on land purchases and $47.6 million on the acquisition of 25 towers and construction of new sites, including the completion of 53 towers.
During the fourth quarter of 2007, Crown Castle purchased 3.2 million of its outstanding common shares for $126.2 million at an average price of $38.97 per share. During the full year 2007, Crown Castle purchased 21.0 million of its outstanding common shares for $729.8 million at an average price of $34.68 per share to reduce common shares outstanding by 8%. During the first quarter of 2008 through February 6, 2008, Crown Castle purchased 1.1 million of its common shares for $42.0 million at an average price of $36.99 per share. Since January 2003, Crown Castle has invested over $2.2 billion in purchases of its securities to reduce fully diluted common shares by 88 million, or 29%.
Since October 1, 2007, Crown Castle has borrowed $150 million under its revolving credit facility. As of February 6, 2008, Crown Castle has $100 million of undrawn capacity under its revolving credit facility.
“During the last four months, we have continued our long-standing practice of investing significantly in our tower business,” stated Ben Moreland, Chief Financial Officer of Crown Castle. “The strong growth that we experienced in Adjusted EBITDA during the second half of 2007 moved us within our targeted debt to Adjusted EBITDA leverage range of six to eight times, enabling us to opportunistically borrow funds to make investments that we believe will maximize long-term recurring cash flow per share. Consistent with our past actions, we have continued to evaluate and invest in share repurchases, construction of new sites, tower acquisitions and land purchases, which we believe will be long-term accretive to our business. The investment in our own towers via share repurchases continues to be motivated by our expectation that we can grow recurring cash flow per share 20% to 25% per year.”

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OUTLOOK
The following Outlook tables are based on current expectations and assumptions. The Outlook tables assume a US dollar to Australian dollar exchange rate of 0.85 and 0.83 US dollars to 1.00 Australian dollar for first quarter and full year 2008 Outlook, respectively.
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission (“SEC”).
The following table sets forth Crown Castle’s current Outlook for the first quarter of 2008 and full year 2008:

(in millions, except per share amounts)	First Quarter 2008	Full Year 2008

Site rental revenue	$336 to $341	$1,377 to $1,392
Site rental cost of operations	$108 to $113	$445 to $455
Site rental gross margin	$226 to $231	$930 to $940
Adjusted EBITDA	$205 to $210	$850 to $862
Interest expense and amortization of deferred financing costs(a)	$89 to $91	$355 to $360
Sustaining capital expenditures	$6 to $8	$21 to $26
Recurring cash flow	$109 to $114	$474 to $484
Net loss after deduction of dividends on preferred stock	$(41) to $(3)	$(118) to $(16)
Net loss per share(b)	$(0.15) to $(0.01)	$(0.42) to $(0.06)

(a)	Inclusive of $6 million and $25 million, respectively, from non-cash expense.

(b)	Based on 280.3 million shares outstanding as of December 31, 2007.
PRO FORMA CONSOLIDATED RESULTS
The following table provides investors with additional information and does not purport to represent what the actual consolidated results of operations would have been for the quarter ended December 31, 2006 and years ended December 31, 2006 and 2007, nor is the table necessarily indicative of future consolidated results. The pro forma consolidated results are presented for illustrative purposes only. Cost savings from the Merger are reflected in the periods in which such savings are achieved. The following table contains pro forma Crown Castle results for the quarter ended December 31, 2006 and the years ended December 31, 2006 and 2007, assuming the Merger was completed on January 1 for each of the periods. As such, the pro forma results reflect adjustments to straight-line revenue and straight-line ground lease expense.

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	Reported		Pro Forma		Pro Forma	Pro Forma
	Results		Results		Results	Results
(in millions)	Q4 2007		Q4 2006		Full Year 2007	Full Year 2006

Site rental revenue	$337.5	(1)	$316.8	(1)	$1,302.2	$1,206.5
Site rental cost of operations	$112.7		$113.7		$450.5	$429.0
Site rental gross margin	$224.8		$203.1		$851.7	$777.5

(1)	Includes out of run-rate site rental revenue items as indicated on page 3 of the release in the “Pro Forma Results” section.
CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, February 7, 2008, at 10:30 a.m. eastern time to discuss the fourth quarter and full year 2007 results and Crown Castle’s Outlook. Please dial 303-262-2191 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Thursday, February 7, 2008 through 11:59 p.m. eastern time on Thursday, February 14, 2008 and may be accessed by dialing 303-590-3000 using passcode 11107434#. An audio archive will also be available on Crown Castle’s website at http://www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
Crown Castle engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and over 1,300 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.
Summary of Non-Cash Amounts in Tower Gross Margin
In accordance with applicable accounting standards, Crown Castle recognizes site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. An agreement, related to an acquisition in Australia, provides the seller with a rent-free period at the beginning of the lease term, and other agreements call for rent to be prepaid for a specified period. If, and to the extent the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.

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A summary of the non-cash portions of our site rental revenue, ground lease expense, stock-based compensation for those employees directly related to US tower operations, net amortization of below-market and above-market lease acquired, and resulting impact on site rental gross margins is as follows:

	For the Three Months Ended	For the Twelve Months Ended
(in thousands)	December 31, 2007	December 31, 2007

Non-cash portion of site rental revenue attributable to	$10,681	$42,921
straight-line recognition of revenue Non-cash portion of ground lease expense attributable	(11,018)	(41,040)
to straight-line recognition of expenses Stock-based compensation charges	(109)	(396)
Net amortization of below-market and above-market leases	166	638

Non-cash impact on site rental gross margin	$(280)	$2,123

Non-GAAP Financial Measures
This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.
Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, integration costs, depreciation, amortization and accretion, losses on purchases and redemptions of debt, interest and other income (expense), interest expense and amortization of deferred financing costs, impairment of available-for-sale securities, benefit (provision) for income taxes, minority interests, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation charges. Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with Generally Accepted Accounting Principles (“GAAP”)).
Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or life of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).
Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including companies in the tower industry and in the historical financial statements of Global Signal. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:
Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters and years ended December 31, 2007 and 2006 are computed as follows:

	For the Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(in thousands, except per share amounts)	2007	2006	2007	2006
Net income (loss)	$(80,169)	$(6,275)	$(222,813)	$(41,893)
Adjustments to increase (decrease) net income (loss):
Restructuring charges (credits) (a)	—	(391)	3,191	(391)
Asset write-down charges	1,466	140	65,515	2,945
Integration costs (a)	6,752	1,503	25,418	1,503
Depreciation, amortization and accretion	132,347	71,618	539,904	285,244
Losses on purchases and redemption of debt	—	4,666	—	5,843
Interest and other income (expense)	(181)	(2,891)	(9,351)	1,629
Interest expense and amortization of deferred financing costs	90,047	46,163	350,259	162,328
Impairment of available-for-sale securities	75,623	—	75,623	—
Benefit (provision) for income taxes	(24,334)	(855)	(94,039)	843
Minority interests	—	(266)	(151)	(1,666)
Income (loss) from discontinued operations, net of tax	—	—	—	(5,657)
Stock-based compensation charges (c)	7,674	3,095	25,087	16,718

Adjusted EBITDA	$209,225	$116,507	$758,643	$427,446

Less: Interest expense and amortization of deferred financing costs	90,047	46,163	350,259	162,328
Less: Sustaining capital expenditures	8,238	2,852	23,318	9,306

Recurring cash flow	$110,940	$67,492	$385,066	$255,812

Weighted average common shares outstanding	281,691	200,763	279,937	207,245
Recurring cash flow per share	$0.39	$0.34	$1.38	$1.23

Adjusted EBITDA and recurring cash flow for the quarter ending March 31, 2008 and the year ending December 31, 2008 are forecasted as follows:

	Q1 2008	Full Year 2008
(in millions)	Outlook	Outlook

Net income (loss)	$(36) to $2	$(97) to $5
Adjustments to increase (decrease) net income (loss):
Restructuring charges(a)	—	—
Asset write-down charges	$0 to $3	$5 to $10
Integration costs (a)	$1 to $4	$1 to $4
Depreciation, amortization and accretion	$130 to $140	$520 to $560
Losses on purchases and redemptions of debt	—	—
Interest and other income (expense)	$(3) to $(1)	$(12) to $(7)
Interest expense and amortization of deferred financing costs(b)	$89 to $91	$355 to $360
Benefit (provision) for income taxes	$(14) to $(4)	$(35) to $(10)
Minority interests	—	—
Income (loss) from discontinued operations, net of tax	—	—
Stock-based compensation charges(c)	$5 to $8	$23 to $30

Adjusted EBITDA	$205 to $210	$850 to $862

Less: Interest expense and amortization of deferred financing costs(b)	$89 to $91	$355 to $360
Less: Sustaining capital expenditures	$6 to $8	$21 to $26

Recurring cash flow	$109 to $114	$474 to $484

(a)	Inclusive of stock-based compensation charges.

(b)	Inclusive of $6 million and $25 million, respectively, from non-cash expense.

(c)	Exclusive of amounts included in restructuring charges and integration costs.

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Other Calculations:
Sustaining capital expenditures for the quarters and years ended December 31, 2007 and December 31, 2006 is computed as follows:

	For the Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(in thousands)	2007	2006	2007	2006

Capital Expenditures	$108,747	$44,894	$300,005	$124,820
Less: Revenue enhancing on existing sites	17,913	10,419	45,818	36,378
Less: Land purchases	35,016	11,905	133,032	27,499
Less: New site acquisition and construction	47,580	19,718	97,837	51,637

Sustaining capital expenditures	$8,238	$2,852	$23,318	$9,306

Site rental gross margin for the quarter ending March 31, 2008 and for the year ending December 31, 2008 is forecasted as follows:

	Q1 2008	Full Year 2008
(in millions)	Outlook	Outlook

Site rental revenue	$336 to $341	$1,377 to $1,392
Less: Site rental cost of operations	$108 to $113	$445 to $455

Site rental gross margin	$226 to $231	$930 to $940

Cautionary Language Regarding Forward-Looking Statements
This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) the Merger and the related integration activities, including timing and expected benefits derived therefrom, (ii) the impact of and benefits from our portfolio of towers and actions taken to optimize our capital structure, (iii) recurring cash flow (including recurring cash flow per share and annual growth), (iv) the impact of and return on our investments, including the purchase of our securities, land purchases, and the construction and acquisition of towers, (v) currency exchange rates, (vi) the utility of certain financial measures in analyzing our results, (vii) site rental revenues, (viii) site rental cost of operations, (ix) site rental gross margin, (x) Adjusted EBITDA, (xi) interest expense and amortization of deferred financing costs, (xii) sustaining capital expenditures, and (xiii) net loss (including net loss per share). Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:
•
Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand, including a slow down attributable to wireless carrier consolidation or by the sharing of networks by wireless carriers.

•	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease our revenues.
•	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.
•
An economic or wireless communications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.

•	We operate in a competitive industry, and some of our competitors have significantly more resources or less debt than we do.
•	Technology changes may significantly reduce the demand for tower leases and negatively impact the growth in our revenues.
•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.
•	We generally lease or sublease the land under our towers and may not be able to extend these leases.

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•	We may need additional financing, which may not be available, for strategic growth opportunities.

•
FiberTower’s business has certain risk factors different from our core tower business (including an unproven business model and the Risk Factors set forth in its SEC filings) and may produce results that are less than anticipated, resulting in a write off of all or part of our investment in FiberTower. In addition, FiberTower’s business may require additional financing which may not be available.

•
Our lease relating to our 1670-1675 MHz US nationwide spectrum license has certain risk factors different from our core tower business, including that the spectrum lease may not be renewed or continued, that the option to acquire the spectrum license may not be exercised, and that the spectrum may not be deployed, which may result in the revenues derived from the spectrum being less than anticipated.

•	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.
•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.
•	We are heavily dependent on our senior management.
•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
•	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.
•
Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	Disputes with customers and suppliers may adversely affect results.
•	We may suffer losses due to exposure to changes in foreign currency exchange rates relating to our operations outside the US
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) AND OTHER FINANCIAL DATA (in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December,
	2007	2006	2007	2006
Net revenues:
Site rental	$337,543	$186,672	$1,286,468	$696,724
Network services and other	37,620	24,169	99,018	91,497

Total net revenues	375,163	210,841	1,385,486	788,221

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	112,718	56,576	443,342	212,454
Network services and other	22,258	16,106	65,742	60,507

Total costs of operations	134,976	72,682	509,084	272,961

General and administrative	38,636	24,747	142,846	104,532
Restructuring charges (credits)	—	(391)	3,191	(391)
Asset write-down charges	1,466	140	65,515	2,945
Integration costs	6,752	1,503	25,418	1,503
Depreciation, amortization and accretion	132,347	71,618	539,904	285,244

Operating income (loss)	60,986	40,542	99,528	121,427
Losses on purchases and redemptions of debt	—	(4,666)	—	(5,843)
Interest and other income (expense)	181	2,891	9,351	(1,629)
Interest expense and amortization of deferred financing costs	(90,047)	(46,163)	(350,259)	(162,328)
Impairment of available-for-sale securities	(75,623)	—	(75,623)	—

Income (loss) from continuing operations before income taxes and minority interests	(104,503)	(7,396)	(317,003)	(48,373)
Benefit (provision) for income taxes	24,334	855	94,039	(843)
Minority interests	—	266	151	1,666

Income (loss) from continuing operations	(80,169)	(6,275)	(222,813)	(47,550)
Income (loss) from discontinued operations, net of tax	—	—	—	5,657

Net income (loss)	(80,169)	(6,275)	(222,813)	(41,893)
Dividends on preferred stock .	(5,201)	(5,202)	(20,805)	(20,806)

Net income (loss) after deduction of dividends on preferred stock	$(85,370)	$(11,477)	$(243,618)	$(62,699)

Per common share — basic and diluted:
Income (loss) from continuing operations	$(0.30)	$(0.06)	$(0.87)	$(0.33)
Income (loss) from discontinued operations	—	—	—	0.03

Net income (loss)	$(0.30)	$(0.06)	$(0.87)	$(0.30)

Weighted average common shares outstanding — basic and diluted	281,691	200,763	279,937	207,245

Adjusted EBITDA	$209,225	$116,507	$758,643	$427,446

Stock-based compensation expenses:
Site rental cost of operations	$109	$58	$396	$174
Network services and other cost of operations	98	58	371	198
General and administrative	7,467	2,979	24,320	16,346
Restructuring charges	—	—	2,377	—
Integration costs	—	—	790	—

Total	$7,674	$3,095	$28,254	$16,718

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$75,245	$592,716
Restricted cash	165,556	115,503
Receivables, net of allowance for doubtful accounts	37,134	30,774
Deferred income tax asset	113,492	1,980
Prepaid expenses and other current assets	104,331	60,350

Total current assets	495,758	801,323
Restricted cash	5,000	5,000
Deferred site rental receivable	127,388	98,527
Available-for-sale securities	60,085	154,955
Property and equipment, net	5,051,055	3,246,446
Goodwill	1,996,692	391,448
Other intangible assets, net	2,676,288	235,379
Deferred financing costs and other assets, net of accumulated amortization	100,561	74,386

	$10,512,827	$5,007,464

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,366	$18,545
Deferred rental revenues and other accrued liabilities	254,924	182,250
Current maturities of long-term debt	81,500	—

Total current liabilities	373,790	200,795
Long-term debt, less current maturities	5,987,695	3,513,890
Deferred income tax liability	304,150	1,296
Other liabilities	366,483	193,279

Total liabilities	7,032,118	3,909,260
Minority interests	—	29,052
Redeemable preferred stock	313,798	312,871
Stockholders’ equity	3,166,911	756,281

	$10,512,827	$5,007,464

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Twelve Months Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(222,813)	$(41,893)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	539,904	285,244
Asset write-down charges	65,515	2,945
Deferred income tax (benefit) provision	(100,718)	(2,303)
Impairment of available-for-sale securities	75,623	—
Other adjustments, net	53,648	35,633
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	7,841	33,853
Decrease (increase) in assets	(68,645)	(37,720)

Net cash provided by (used for) operating activities	350,355	275,759

Cash flows from investing activities:
Proceeds from investments and disposition of property and equipment	3,664	2,282
Payments for acquisitions (net of cash acquired) of businesses	(494,352)	(303,611)
Capital expenditures	(300,005)	(124,820)
Investments and loans	(755)	(6,350)

Net cash provided by (used for) investing activities	(791,448)	(432,499)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	650,000	2,550,000
Proceeds from issuance of capital stock	31,176	45,540
Principal payments on long-term debt	(4,875)	(1,000,585)
Purchases and redemptions of long-term debt	—	(12,108)
Payments under revolving credit agreements	—	(295,000)
Purchases of capital stock	(729,811)	(518,028)
Borrowings under revolving credit agreements	75,000	—
Incurrence of financing costs	(9,108)	(36,918)
Initial funding of restricted cash	—	(4,321)
Net decrease (increase) in restricted cash	(33,089)	(20,429)
Interest rate swap receipts (payments)	—	(9,360)
Dividends on preferred stock	(19,879)	(19,877)
Capital distribution to minority interest holders of CCAL	(37,196)	—

Net cash provided by (used for) financing activities	(77,782)	678,914

Effect of exchange rate changes on cash	1,404	(523)
Cash flows from discontinued operations	—	5,657

Net increase (decrease) in cash and cash equivalents	(517,471)	527,308
Cash and cash equivalents at beginning of period	592,716	65,408

Cash and cash equivalents at end of period	$75,245	$592,716

Supplemental disclosure of cash flow information:
Interest paid	$324,605	$145,528
Income taxes paid	4,218	3,378

CROWN CASTLE INTERNATIONAL CORP.
Summary Fact Sheet
(dollars in thousands)

	Quarter Ended 3/31/07			Quarter Ended 6/30/07			Quarter Ended 9/30/07			Quarter Ended 12/31/07
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Revenues
Site Rental	$284,752	$15,040	$299,792	$303,665	$18,671	$322,336	$309,798	$16,999	$326,797	$316,750	$20,793	$337,543
Services	14,146	1,771	15,917	18,652	1,882	20,534	23,035	1,912	24,947	33,873	3,747	37,620

Total Revenues	298,898	16,811	315,709	322,317	20,553	342,870	332,833	18,911	351,744	350,623	24,540	375,163

Operating Expenses
Site Rental	101,878	4,717	106,595	106,979	5,187	112,166	106,014	5,849	111,863	106,636	6,082	112,718
Services	10,650	1,123	11,773	13,608	1,071	14,679	15,864	1,168	17,032	19,906	2,352	22,258

Total Operating Expenses	112,528	5,840	118,368	120,587	6,258	126,845	121,878	7,017	128,895	126,542	8,434	134,976

General & Administrative	31,333	3,669	35,002	33,064	3,263	36,327	29,319	3,562	32,881	32,392	6,244	38,636

Operating Cash Flow	155,037	7,302	162,339	168,666	11,032	179,698	181,636	8,332	189,968	191,689	9,862	201,551

Add: Stock-Based Compensation (a)	3,586	1,333	4,919	6,252	430	6,682	5,373	439	5,812	5,164	2,510	7,674

Adjusted EBITDA	$158,623	$8,635	$167,258	$174,918	$11,462	$186,380	$187,009	$8,771	$195,780	$196,853	$12,372	$209,225

(a)	Exclusive of charges included in restructuring charges and integration costs.

	Quarter Ended 3/31/07			Quarter Ended 6/30/07			Quarter Ended 9/30/07			Quarter Ended 12/31/07
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Gross Margins:
Site Rental	65%	69%	64%	65%	72%	65%	66%	66%	66%	66%	71%	67%
Services	25%	37%	26%	27%	43%	29%	31%	39%	32%	41%	37%	41%

Operating Cash Flow Margins	53%	43%	52%	52%	54%	52%	55%	44%	54%	55%	40%	54%

Adjusted EBITDA Margin	54%	51%	53%	54%	56%	54%	56%	46%	56%	56%	50%	56%
Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:
(dollars in thousands)

	Quarter Ended
	3/31/2007	6/30/2007	9/30/2007	12/31/2007
Net income (loss)	$(42,891)	$(32,740)	$(67,013)	$(80,169)
Adjustments to increase (decrease) net income (loss):
Restructuring charges (credits) (1)	—	—	3,191	—
Asset write-down charges	1,352	3,391	59,306	1,466
Integration costs (1)	8,848	5,069	4,749	6,752
Depreciation, amortization and accretion	138,693	133,324	135,540	132,347
Losses on purchases and redemptions of debt	—	—	—	—
Interest and other income (expense)	(3,299)	(2,906)	(2,965)	(181)
Interest expense, amortization of deferred financing costs	82,015	88,790	89,407	90,047
Impairment of available-for-sale securities	—	—	—	75,623
Benefit (provision) for income taxes	(22,162)	(15,620)	(31,923)	(24,334)
Minority interests	(217)	390	(324)	—
Cumulative effect of change in accounting principle	—	—	—	—
Income (loss) from discontinued operations, net of tax	—	—	—	—
Stock-based compensation (2)	4,919	6,682	5,812	7,674
Adjusted EBITDA	$167,258	$186,380	$195,780	$209,225

(1)	Inclusive of stock-based compensation charges

(2)	Exclusive of amounts included in restructuring charges (credits) and integration costs

CCI FACT SHEET Q4 2006 to Q4 2007
dollars in thousands

	Q4 '06		Q4 '07		% Change
CCUSA
Site Rental Revenue	$172,801		$316,750		83%
Ending Sites	11,525		22,405		94%

CCAL
Site Rental Revenue	$13,871		$20,793		50%
Ending Sites	1,387		1,441		4%

TOTAL CCIC
Site Rental Revenue	$186,672		$337,543		81%
Ending Sites	12,912		23,846		85%

Ending Cash and Cash Equivalents	$592,716	*	$75,245	*

Debt
Bank Debt	$0		$720,125
Securitized Debt & Other Notes	$3,513,890		$5,349,070
6 1/4% Convertible Preferred Stock	$312,871		$313,798

Total Debt	$3,826,761		$6,382,993

Leverage Ratios
Net Bank Debt + Bonds / EBITDA	6.3X		7.2X
Total Net Debt / EBITDA	6.9X		7.5X
Last Quarter Annualized Adjusted EBITDA	$466,028		$836,900
*Excludes Restricted Cash